                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Broad Based Equity Incentive Plan and 2000 Employee Stock Purchase Plan of our report dated January 28, 2000, except for paragraph 3 of Note 8, as to which the date is March 8, 2000, with respect to the consolidated financial statements of ISIS Pharmaceuticals, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP


San Diego, California
June 27, 2000